Exhibit 99.1
PRESS RELEASE

FIDELITY NATIONAL INFORMATION SERVICES REPORTS
REVENUE GROWTH OF 25.4%
ORGANIC REVENUE INCREASES 9.4%
Strong organic growth across all business lines
Integrated Financial Solutions increases 9.0%
Enterprise Solutions increases 3.7%
International increases 25.5%
Pro forma free cash flow of $118 million
     Jacksonville, Fla. — October 27, 2008 — Fidelity National Information Services, Inc. (NYSE:FIS), a leading global provider of technology services to financial institutions, today announced consolidated financial results for the third quarter of 2008.
     Consolidated revenue increased 25.4% to $893.8 million, including approximately $142.8 million in revenue from eFunds, which FIS acquired in September 2007. Excluding eFunds, organic revenue increased 9.4% over the comparable 2007 quarter. GAAP net earnings from continuing operations totaled $0.24 per share, compared to $0.68 per share in the third quarter of 2007, which included an after-tax gain of $0.58 from the sale of Covansys stock.
     Non-GAAP adjusted net earnings from continuing operations for the third quarter of 2008 totaled $0.42 per share, compared to $0.31 in the prior year, an increase of 35.5%. Adjusted EBITDA increased 27.9% to $228.9 million compared to $179.0 million in the third quarter of 2007. The EBITDA margin improved to 25.6% compared to 25.1% in the prior-year quarter and increased sequentially from 23.1% in the second quarter of 2008. Pro forma free cash flow (cash from operations, adjusted for merger and integration costs, less capital expenditures) increased to $118.2 million in the third quarter of 2008. Pro forma free cash flow for the first nine months of 2008 totaled $209.3 million, or 102% of adjusted net earnings, compared with $41.5 million in the same period in the prior year.

     “FIS has achieved consistent improvement in organic revenue growth, EBITDA margin and free cash flow throughout 2008, and we are very pleased with these results,” stated William P. Foley, II, executive chairman of FIS. “Despite the increasingly challenging economic environment, we are reaffirming our previously communicated earnings guidance.”
     “FIS is executing to plan, despite persistent challenges in the marketplace,” added Lee A. Kennedy, president and chief executive officer. “We continue to focus on the goals that we established early in the year, including driving higher organic revenue growth through market share gains and cross sales, reducing our overall cost structure, completing the eFunds integration, reducing capital expenditures and improving cash flow. We are making solid progress on each of these initiatives, as demonstrated by the strong results across all business lines.”
     FIS’ operating results are presented in accordance with generally accepted accounting principles (“GAAP”) and on an adjusted pro forma basis, which management believes may provide more meaningful comparisons with respect to our current operations between the periods presented. The adjusted results exclude the after-tax impact of merger and acquisition and integration expenses, LPS spin-off related costs, debt restructuring and other charges, gains (losses) on the sale of certain non-strategic assets and acquisition related amortization.
Divestitures and Discontinued Operations
     During the first half of 2008, FIS completed the sale of two non-strategic businesses, FIS Credit Services and Certegy Gaming Services. The company also exited a small operation that provided services to the residential homebuilding market. On July 2, 2008, FIS completed the spin-off of Lender Processing Services, Inc., (NYSE:LPS). These businesses are reported as discontinued operations for the periods presented.
     On October 13, 2008, FIS completed the previously announced sale of Certegy Australia, Ltd., and will report this business as a discontinued operation beginning in the fourth quarter of 2008. Certegy Australia provides retail lending services to consumers.
Supplemental Information
     Consolidated third quarter revenue increased 25.4% to $893.8 million (including eFunds revenue of $142.8 million) compared to $712.8 million (including eFunds revenue of $26.6 from the acquisition date of September 12, 2007) in the prior year quarter. Excluding eFunds revenue from both periods, revenue increased 9.4% to $751.0 million, driven by 25.5% growth in International, 9.0% growth in Integrated Financial Solutions and 3.7% growth in Enterprise Solutions. Termination fees totaled $1.7 million in the third quarter of 2008, compared to $3.0 million in the third quarter of 2007.

     The strong performance in International was driven by growth in FIS’ core bank processing operation in Germany, new customer implementations, the company’s Brazilian card processing joint venture and favorable currency rates, which benefitted revenue by $13.6 million. The increase in Integrated Financial Solutions was due to growth in core processing services, ebusiness solutions, card marketing programs and a $5.6 million year-to-date adjustment for pass-through interchange revenue. Excluding the interchange adjustment, Integrated Financial Solutions revenue increased approximately 7.2%.
     Enterprise Solutions revenue, excluding eFunds, increased 3.7% to $240.1 million compared to the prior-year quarter and increased 5.6% compared to the second quarter of 2008. Increased software license sales and outsourced technology revenue more than offset a $6.9 million decline in retail check risk management revenue.
     Adjusted EBITDA increased 27.9% to $228.9 million. The adjusted EBITDA margin increased 50 basis points to 25.6% compared to the third quarter of 2007, and increased 250 basis points compared to 23.1% in the second quarter of 2008. The improvement was driven by increasing profitability in the company’s International business, efficiency gains and higher software license fees.
     Corporate overhead expense totaled $23.7 million in the third quarter of 2008, compared to $15.6 million in the third quarter of 2007. The increase was driven by higher incentive compensation accruals and stock option expense.
Balance Sheet
     During the quarter, FIS retired $200 million of secured 4.75% fixed rate notes. As of September 30, 2008, the company had $238.5 million in cash and cash equivalents and $2.6 billion in outstanding debt, of which $2.1 billion has been swapped to fixed interest rates. The effective interest rate on FIS total debt at September 30, 2008, was 5.5%.
Outlook
FIS reaffirmed its previously communicated full year 2008 earnings guidance as follows:

	Years Ended
	FY 2008			FY 2007
Adjusted net earnings per share:
Continuing operations	$1.51	to	$1.57	$1.23
Certegy Australia	(0.07)		(0.07)	$(0.05)

Continuing operations, excluding Certegy Australia	$1.44	to	1.50	$1.18

In addition, the company provided guidance for fourth quarter 2008 as follows:

	Quarters Ended
	12/31/2008			12/31/2007
Adjusted net earnings per share:
Continuing operations	$0.45	to	$0.49	$0.36
Certegy Australia	(0.02)		—	(0.01)

Continuing operations, excluding Certegy Australia	$0.43	to	0.49	$0.35

Use of Non-GAAP Financial Information
     FIS reports several non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted net earnings, free cash flow and organic revenues. The adjusted results exclude the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, debt restructuring and other costs, gains (losses) on the sale of certain non-strategic assets and acquisition related amortization. Organic revenue excludes eFunds during the periods being compared. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     FIS will host a call with investors and analysts to discuss third quarter 2008 results on Monday, October 27, 2008, beginning at 5:00 p.m. Eastern daylight time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fidelityinfoservices.com and click on “Events and Multimedia.” A webcast replay will be available on FIS’ Investor Relations website, and a telephone replay will be available through November 10, 2008, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 965579. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fidelityinfoservices.com.
About Fidelity National Information Services, Inc.
     Fidelity National Information Services, Inc. (NYSE: FIS), a Fortune 500 company, is a leading provider of core processing for financial institutions; card issuer and transaction processing services; and outsourcing services to financial institutions and retailers. FIS has processing and technology relationships with 40 of the top 50 global banks, including nine of the top 10. FIS is a member of Standard and Poor’s (S&P) 500(R) Index and has been ranked the number one overall financial technology provider in the world by American Banker and the research firm Financial Insights in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS maintains a strong global presence, serving more than 13,000 financial institutions in more than 80 countries worldwide. For more information on Fidelity National Information Services, please visit www.fidelityinfoservices.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries or due to financial failures suffered by firms in those industries; failures to adapt our services to changes in technology or in the marketplace; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; the possibility that our acquisition of EFD/eFunds may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
FIS-e
SOURCE: Fidelity National Information Services, Inc.
CONTACTS: Mary Waggoner, Senior Vice President, Investor Relations (FIS), 904-854-3282, mary.waggoner@fnis.com;
###

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
October 27, 2008

Exhibit A	Consolidated Statements of Earnings for the Three and Nine-Month Periods ended September 30, 2008 and 2007

Exhibit B	Consolidated Balance Sheets as of September 30, 2008 and December 31, 2007

Exhibit C	Consolidated Statements of Cash Flows for the Nine-Month Periods ended September 30, 2008 and 2007

Exhibit D	Supplemental Financial Information for the Three and Nine-Month Periods ended September 30, 2008 and 2007

Exhibit E	Supplemental Non-GAAP Financial Information for the Three and Nine-Month Periods ended September 30, 2008 and 2007

Exhibit F	Supplemental GAAP to Non-GAAP Reconciliation — Unaudited for the Three and Nine-Month Periods ended September 30, 2008 and 2007

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Processing and services revenues	$893,844	$712,812	$2,610,720	$2,085,694

Cost of revenues	661,995	562,998	1,984,295	1,624,463
Selling, general and administrative expenses	79,944	72,387	308,846	216,612
Research and development costs	26,155	17,579	73,308	50,002

Operating income	125,750	59,848	244,271	194,617

Other income (expense):
Interest income	978	719	5,373	1,093
Gain on sale of Covansys stock	—	182,444	—	274,488
Other income	(1,884)	3,327	(101)	4,755
Interest expense	(48,397)	(37,856)	(132,415)	(152,863)

Total other income (expense)	(49,303)	148,634	(127,143)	127,473

Earnings before income taxes, equity earnings and minority interest	76,447	208,482	117,128	322,090
Provision for income taxes	28,071	75,238	37,481	113,802
Equity in (losses) earnings of unconsolidated entities	—	86	(157)	2,824
Minority interest expense	(2,751)	41	(2,867)	369

Net earnings from continuing operations	45,625	133,371	76,623	211,481
Earnings from discontinued operations, net of tax	(2,002)	111,933	109,407	241,330

Net earnings	$43,623	$245,304	$186,030	$452,811

Net earnings per share-basic from continuing operations*	$0.24	$0.69	$0.40	$1.10
Net earnings per share-basic from discontinued operations*	(0.01)	0.58	0.57	1.25

Net earnings per share-basic*	$0.23	$1.27	$0.97	$2.35

Weighted average shares outstanding-basic	189,541	193,171	192,198	192,609

Net earnings per share-diluted from continuing operations*	$0.24	$0.68	$0.39	$1.08
Net earnings per share-diluted from discontinued operations*	(0.01)	0.57	0.56	1.23

Net earnings per share-diluted*	$0.23	$1.25	$0.96	$2.30

Weighted average shares outstanding-diluted	191,822	196,649	194,261	196,480

*	Amounts may not sum due to rounding.

Exhibit B
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of	As of
	September 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$238,458	$355,278
Settlement deposits	30,218	21,162
Trade receivables, net	518,640	825,915
Other receivables	165,391	206,746
Settlement receivables	41,243	116,935
Receivable from FNF and LPS	8,627	14,907
Prepaid expenses and other current assets	119,604	168,454
Deferred income taxes	83,317	120,098

Total current assets	1,205,498	1,829,495

Property and equipment, net of accumulated depreciation and amortization	280,502	392,508
Goodwill	4,232,979	5,326,831
Other intangible assets, net of accumulated amortization	853,360	1,030,582
Computer software, net of accumulated amortization	639,867	775,151
Deferred contract costs	233,574	256,852
Investment in FNRES	—	30,491
Long-term notes receivable from FNF	5,659	6,154
Other noncurrent assets	100,036	146,519

Total assets	$7,551,475	$9,794,583

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$392,564	$606,179
Settlement payables	75,927	129,799
Deferred revenues	159,837	246,222
Current portion of long-term debt	93,962	272,014

Total current liabilities	722,290	1,254,214

Deferred revenues	88,853	111,884
Deferred income taxes	354,636	394,972
Long-term debt, excluding current portion	2,554,799	4,003,383
Other long-term liabilities	175,248	234,757

Total liabilities	3,895,826	5,999,210

Minority interest	66,293	14,194

Stockholders equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	1,994	1,990
Additional paid in capital	2,957,937	3,038,203
Retained earnings	1,056,801	899,512
Accumulated other comprehensive earnings	(24,617)	53,389
Treasury stock	(402,759)	(211,915)

Total stockholders equity	3,589,356	3,781,179

Total liabilities and stockholders equity	$7,551,475	$9,794,583

Exhibit C
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In thousands)

	Nine Months ended September 30,
	2008	2007
Cash flows from operating activities:
Net earnings	$186,030	$452,811
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	344,520	358,943
Amortization of debt issue costs	16,043	29,224
(Gain) on sale of Covansys stock	—	(274,488)
Net (Gain) on sale of Non Strategic businesses	2,496	(71,675)
Stock-based compensation cost	50,594	27,130
Deferred income taxes	3,096	(26,713)
Income tax benefit from exercise of stock options	(139)	(44,243)
Equity in (earnings) loss of unconsolidated entities	2,274	(1,266)
Minority interest	3,589	1,463
Changes in assets and liabilities, net of effects from acquisitions:
Net increase in trade receivables	(30,983)	(115,811)
Net increase in prepaid expenses and other assets	(11,388)	(41,571)
Additions to deferred contract costs	(54,736)	(41,335)
Net decrease in deferred revenue	(9,328)	(11,630)
Net (decrease) increase in accounts payable, accrued liabilities and other liabilities	(103,408)	15,567

Net cash provided by operating activities	398,660	256,406

Cash flows from investing activities:
Additions to property and equipment	(57,084)	(85,386)
Additions to capitalized software	(146,725)	(159,285)
Other Investing Activities	(4,665)	—
Cash received from sale of Covansys stock	—	430,157
Net proceeds from sale of company assets	33,506	81,235
Acquisitions, net of cash acquired	(17,404)	(1,722,257)

Net cash used in investing activities	(192,372)	(1,455,536)

Cash flows from financing activities:
Borrowings	3,796,198	4,300,300
Debt service payments	(3,839,311)	(2,987,160)
Capitalized debt issue costs	(12)	(28,052)
Dividends paid	(28,752)	(28,931)
LPS spin-off	(20,770)	—
Income tax benefit from exercise of stock options	139	44,243
Stock options exercised	18,626	44,960
Treasury stock purchases	(236,168)	(80,339)

Net cash (used in) provided by financing activities	(310,050)	1,265,021

Effect of foreign currency exchange rates on cash	(13,058)	1,432

Net (decrease) increase in cash and cash equivalents	(116,820)	67,323

Cash and cash equivalents, at beginning of period	355,278	211,753

Cash and cash equivalents, at end of period	$238,458	$279,076

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Three Month Periods ended		Nine Month Periods ended
	September 30,		September 30,
	2008	2007	2008	2007
1. Revenues

Revenue from Operations:

TPS
Integrated Financial Solutions	$390,746	$309,729	$1,139,794	$890,599
Enterprise Solutions	301,386	243,003	870,080	722,737
International	192,420	144,707	570,412	426,185
Other	(666)	(1,789)	(2,370)	(3,110)

Total TPS Revenue	883,886	695,650	2,577,916	2,036,411

Corporate	9,958	17,162	32,804	49,283

Total Revenue from Operations	893,844	712,812	2,610,720	2,085,694

Total Revenue from Operations, excluding eFunds	$750,979	$686,185	$2,189,323	$2,059,067

Revenue Growth from Prior Year Period

Revenue from Operations:

TPS
Integrated Financial Solutions	26.2%	11.9%	28.0%	14.9%
Enterprise Solutions	24.0%	3.8%	20.4%	21.0%
International	33.0%	21.8%	33.8%	47.3%
Other	62.8%	33.6%	23.8%	65.3%

Total TPS Revenue Growth	27.1%	11.0%	26.6%	19.6%

Corporate	-42.0%	24.6%	-33.4%	-2.0%

Total Revenue from Operations	25.4%	11.3%	25.2%	19.0%

Total Revenue Growth, excluding eFunds	9.4%	7.1%	6.3%	17.5%

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Three Month Periods ended		Nine Month Periods ended
	September 30,		September 30,
	2008	2007	2008	2007
1. EBIT and EBITDA Consolidated

Revenue from Operations	$893,844	$712,812	$2,610,720	$2,085,694

Operating Income	$125,750	$59,848	$244,271	$194,617
M&A, Restructuring and Integration Costs	2,236	19,455	46,277	26,611
Corporate Costs Non — Disc. Ops	—	5,697	18,118	18,613
LPS Spin Costs	898	—	9,338	—

EBIT, as adjusted	$128,884	$85,000	$318,004	$239,841

Depr and Amort from Cont Ops, as adjusted	99,980	93,973	298,424	261,818

EBITDA, as adjusted	$228,864	$178,973	$616,428	$501,659

EBIT Margin, as adjusted	14.4%	11.9%	12.2%	11.5%

EBITDA Margin, as adjusted	25.6%	25.1%	23.6%	24.1%

2. EBITDA — TPS

Revenue from Operations	$883,886	$695,650	$2,577,916	$2,036,411

Operating Income	$148,677	$86,088	$372,562	$275,318
Depreciation	43,140	56,450	128,123	128,059
Purchase Price Amortization	35,380	29,104	106,925	85,329
Other Amortization	10,998	9,585	29,654	23,970

EBITDA , before other items	$238,195	$181,227	$637,264	$512,676

M&A, Restructuring and Integration Costs	708	4,614	13,250	4,614

EBITDA, excluding other items	$238,903	$185,841	$650,514	$517,290

EBITDA Margin, as adjusted	27.0%	26.7%	25.2%	25.4%

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF PRO FORMA TO ADJUSTED PRO FORMA CASH FLOW MEASURES — UNAUDITED
(In thousands)

	Quarter Ended September 30, 2008			Quarter Ended June 30, 2008			Quarter Ended March 31, 2008			Year to Date September 30, 2008
	GAAP	Adj	Adjusted	Pro forma (1)	Adj	Adj Pro forma	Pro forma (1)	Adj	Adj Pro forma	Pro forma (1)	Adj	Adj Pro forma
Cash flows from operating activities:
Net earnings (2)	$43,623	$2,022	$45,645	$15,593	$28,862	$44,455	$15,439	$8,270	$23,709	$74,655	$39,154	$113,809
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	128,760	—	128,760	118,947	—	118,947	114,008	—	114,008	361,715	—	361,715
Working capital adjustments (3)	(16,555)	8,560	(7,995)	(43,039)	18,090	(24,949)	(100,899)	46,340	(54,559)	(160,493)	72,990	(87,503)

Net cash provided by operating activities	155,828	10,582	166,410	91,501	46,952	138,453	28,548	54,610	83,158	275,877	112,144	388,021

Capital expenditures	(48,163)	—	(48,163)	(52,260)	—	(52,260)	(78,250)	—	(78,250)	(178,673)	—	(178,673)

Net free cash flow	$107,665	$10,582	$118,247	$39,241	$46,952	$86,193	$(49,702)	$54,610	$4,908	$97,204	$112,144	$209,348

	Quarter Ended September 30, 2007			Quarter Ended June 30, 2007			Quarter Ended March 31, 2007			Year to Date September 30, 2007
	Pro forma (1)	Adj	Adj Pro forma	Pro forma (1)	Adj	Adj Pro forma	Pro forma (1)	Adj	Adj Pro forma	Pro forma (1)	Adj	Adj Pro forma
Cash flows from operating activities:
Net earnings (2)	$177,551	$15,521	$193,072	$83,069	$17,541	$100,610	$819	$18,810	$19,629	$261,439	$51,872	$313,311
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	(212,517)	—	(212,517)	(6,481)	—	(6,481)	111,782	—	111,782	(107,216)	—	(107,216)
Working capital adjustments (3)	(13,236)	116,060	102,824	23,250	18,100	41,350	(111,715)	12,700	(99,015)	(101,701)	146,860	45,159

Net cash provided by operating activities	(48,202)	131,581	83,379	99,838	35,641	135,479	886	31,510	32,396	52,522	198,732	251,254

Capital expenditures	(81,213)	—	(81,213)	(64,963)	—	(64,963)	(63,611)	—	(63,611)	(209,787)	—	(209,787)

Net free cash flow	$(129,415)	$131,581	$2,166	$34,875	$35,641	$70,516	$(62,725)	$31,510	$(31,215)	$(157,265)	$198,732	$41,467

(1)	Pro forma cash flows are presented as if the LPS spin-off was completed on January 1, 2007 and represents FIS on a post-spin basis.

(2)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of non-recurring M&A and related integration costs, costs associated with the LPS spin-off, restructuring costs and the elimination of corporate costs attributable to LPS. The adjustments also include a recast of Q1 and Q2 2008 to reflect proper allocation of stock based compensation related to LPS.

(3)	Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities.

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in thousands, except per share data)

		M&A
	GAAP	Restructuring				Non-GAAP
	Three Months	And	LPS		Purchase	Three Months
	Ended	Integration	Spin		Price	Ended
	September 30, 2008	Costs (1)	Costs (3)	Subtotal	Amortization (4)	September 30, 2008
	(Unaudited)					(Unaudited)
Processing and services revenue	$893,844	$—	$—	$893,844	$—	$893,844
Cost of revenues	661,995	(1,311)	—	660,684	(35,382)	625,302

Gross profit	231,849	1,311	—	233,160	35,382	268,542

Selling, general and administrative	79,944	(925)	(898)	78,121	—	78,121
Research and development costs	26,155	—	—	26,155	—	26,155

Operating income	125,750	2,236	898	128,884	35,382	164,266

Other income (expense):
Interest income	978	—	—	978	—	978
Interest expense	(48,397)	—	12,371	(36,026)	—	(36,026)
Other income, net	(1,884)	—	—	(1,884)	—	(1,884)

Total other income (expense)	(49,303)	—	12,371	(36,932)	—	(36,932)

Earnings before income taxes, equity in (losses) earnings of unconsolidated entities, minority interest, and discontinued operations	76,447	2,236	13,269	91,952	35,382	127,334
Provision (benefit) for income taxes	28,071	716	4,246	33,033	11,322	44,355

Earnings before equity in (losses) earnings of unconsolidated entities, minority interest, and discontinued operations	48,376	1,520	9,023	58,919	24,060	82,979
Equity in earnings (losses) of unconsolidated entities	—	—	—	—	—	—
Minority interest	(2,751)	—	—	(2,751)	—	(2,751)

Net earnings from continuing operations	$45,625	$1,520	$9,023	$56,168	$24,060	$80,228

Net earnings per share — diluted from continuing operations*	$0.24	$0.01	$0.05	$0.29	$0.13	$0.42

Weighted average shares outstanding — diluted	191,822	191,822	191,822	191,822	191,822	191,822

Supplemental Information:

Depreciation and amortization from continuing operations				$99,980	$(35,382)	$64,598

Stock compensation expense from continuing operations, excluding acceleration charges						$8,427
Stock acceleration charges						—

Total stock compensation expense from continuing operations						$8,427

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in thousands, except per share data)

		M&A
	GAAP	Restructuring	Corporate				Non-GAAP
	Nine Months	And	Costs	LPS		Purchase	Nine Months
	Ended	Integration	Non-Disc	Spin		Price	Ended
	September 30, 2008	Costs (1)	Ops (2)	Costs (3)	Subtotal	Amortization (4)	September 30, 2008
	(Unaudited)						(Unaudited)
Processing and services revenue	$2,610,720	$—	$—	$—	$2,610,720	$—	$2,610,720
Cost of revenues	1,984,295	(25,261)	—	—	1,959,034	(107,341)	1,851,693

Gross profit	626,425	25,261	—	—	651,686	107,341	759,027

Selling, general and administrative	308,846	(21,016)	(18,118)	(9,338)	260,374	—	260,374
Research and development costs	73,308	—	—	—	73,308	—	73,308

Operating income	244,271	46,277	18,118	9,338	318,004	107,341	425,345

Other income (expense):
Interest income	5,373	—	—	—	5,373	—	5,373
Interest expense	(132,415)	2,722	—	12,371	(117,322)	—	(117,322)
Other income, net	(101)	—	—	—	(101)	—	(101)

Total other income (expense)	(127,143)	2,722	—	12,371	(112,050)	—	(112,050)

Earnings before income taxes, equity in (losses) earnings of unconsolidated entities, minority interest, and discontinued operations	117,128	48,999	18,118	21,709	205,954	107,341	313,295
Provision (benefit) for income taxes	37,481	17,450	5,538	7,268	67,737	36,600	104,337

Earnings before equity in (losses) earnings of unconsolidated entities, minority interest, and discontinued operations	79,647	31,549	12,580	14,441	138,217	70,741	208,958
Equity in earnings (losses) of unconsolidated entities	(157)	—	—	—	(157)	—	(157)
Minority interest income (expense)	(2,867)	—	—	—	(2,867)	—	(2,867)

Net earnings from continuing operations	$76,623	$31,549	$12,580	$14,441	$135,193	$70,741	$205,934

Net earnings per share — diluted from continuing operations *	$0.39	$0.16	$0.06	$0.07	$0.70	$0.36	$1.06

Weighted average shares outstanding — diluted	194,261	194,261	194,261	194,261	194,261	194,261	194,261

Supplemental Information:

Depreciation and amortization from continuing operations					$298,424	$(107,341)	$191,083

Stock compensation expense from continuing operations, excluding acceleration charges							$24,795
Stock acceleration charges							16,662

Total stock compensation expense from continuing operations							$41,457

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in thousands, except per share data)

		M&A
	GAAP	Restructuring	Corporate	Gain				Non-GAAP
	Three Months	And	Costs	On Sale	Interest		Purchase	Three Months
	Ended	Integration	Non-Disc	Covansys	Expense		Price	Ended
	September 30, 2007	Costs (1)	Ops (2)	Stock (5)	Allocation (6)	Subtotal	Amortization (4)	September 30, 2007
	(Unaudited)							(Unaudited)
Processing and services revenue	$712,812	$—	$—	$—	$—	$712,812	$—	$712,812
Cost of revenues	562,998	(15,133)	—	—	—	547,865	(29,574)	518,291

Gross profit	149,814	15,133	—	—	—	164,947	29,574	194,521

Selling, general and administrative	72,387	(4,322)	(5,697)	—	—	62,368	—	62,368
Research and development costs	17,579	—	—	—	—	17,579	—	17,579

Operating income	59,848	19,455	5,697	—	—	85,000	29,574	114,574

Other income (expense):
Interest income	719	—	—	—	—	719	—	719
Interest expense	(37,856)	—	—	—	16,122	(21,734)	—	(21,734)
Gain on sale of Covansys stock	182,444	—	—	(182,444)	—	—	—	—
Other income, net	3,327	(2,781)	—	—	—	546	—	546

Total other income (expense)	148,634	(2,781)	—	(182,444)	16,122	(20,469)	—	(20,469)

Earnings before income taxes, equity in (losses) earnings of unconsolidated entities, minority interest, and discontinued operations	208,482	16,674	5,697	(182,444)	16,122	64,531	29,574	94,105
Provision (benefit) for income taxes	75,238	6,169	2,153	(67,505)	6,236	22,291	10,536	32,827

Earnings before equity in (losses) earnings of unconsolidated entities, minority interest, and discontinued operations	133,244	10,505	3,544	(114,939)	9,886	42,240	19,038	61,278
Equity in earnings (losses) of unconsolidated entities	86	—	—	—	—	86	—	86
Minority interest income (expense)	41	—	—	—	—	41	—	41

Net earnings from continuing operations	$133,371	$10,505	$3,544	$(114,939)	$9,886	$42,367	$19,038	$61,405

Net earnings per share — diluted from continuing operations*	$0.68	$0.05	$0.02	$(0.58)	$0.05	$0.22	$0.10	$0.31

Weighted average shares outstanding — diluted	196,649	196,649	196,649	196,649	196,649	196,649	196,649	196,649

Supplemental Information:

Depreciation and amortization from continuing operations						$93,973	$(29,574)	$64,399

Stock compensation expense from continuing operations, excluding acceleration charges								$5,657
Stock acceleration charges								603

Total stock compensation expense from continuing operations								$6,260

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in thousands, except per share data)

		M&A
	GAAP	Restructuring	Corporate	Gain					Non-GAAP
	Nine Months	And	Costs	On Sale	Interest	Debt		Purchase	Nine Months
	Ended	Integration	Non-Disc	Covansys	Expense	Restructure		Price	Ended
	September 30, 2007	Costs (1)	Ops (2)	Stock (5)	Allocation (6)	Charge (7)	Subtotal	Amortization (4)	September 30, 2007
	(Unaudited)								(Unaudited)
Processing and services revenue	$2,085,694	$—	$—	$—	$—	$—	$2,085,694	$—	$2,085,694
Cost of revenues	1,624,463	(22,289)	—	—	—	—	1,602,174	(85,868)	1,516,306

Gross profit	461,231	22,289	—	—	—	—	483,520	85,868	569,388

Selling, general and administrative	216,612	(4,322)	(18,613)	—	—	—	193,677	—	193,677
Research and development costs	50,002	—	—	—	—	—	50,002	—	50,002

Operating income	194,617	26,611	18,613	—	—	—	239,841	85,868	325,709

Other income (expense):
Interest income	1,093	—	—	—	—	—	1,093	—	1,093
Interest expense	(152,863)	—	—	—	55,800	27,164	(69,899)	—	(69,899)
Gain on sale of Covansys stock	274,488	—	—	(274,488)	—	—	—	—	—
Other income, net	4,755	(2,781)	—	—	—	—	1,974	—	1,974

Total other income (expense)	127,473	(2,781)	—	(274,488)	55,800	27,164	(66,832)	—	(66,832)

Earnings before income taxes, equity in (losses) earnings of unconsolidated entities, minority interest, and discontinued operations	322,090	23,830	18,613	(274,488)	55,800	27,164	173,009	85,868	258,877
Provision (benefit) for income taxes	113,802	8,824	7,036	(101,561)	21,584	10,105	59,790	30,367	90,157

Earnings before equity in (losses) earnings of unconsolidated entities, minority interest, and discontinued operations	208,288	15,006	11,577	(172,927)	34,216	17,059	113,219	55,501	168,720
Equity in earnings (losses) of unconsolidated entities	2,824	—	—	—	—	—	2,824	—	2,824
Minority interest income (expense)	369	—	—	—	—	—	369	—	369

Net earnings from continuing operations	$211,481	$15,006	$11,577	$(172,927)	$34,216	$17,059	$116,412	$55,501	$171,913

Net earnings per share — diluted from continuing operations*	$1.08	$0.08	$0.06	$(0.88)	$0.17	$0.09	$0.59	$0.28	$0.87

Weighted average shares outstanding — diluted	196,480	196,480	196,480	196,480	196,480	196,480	196,480	196,480	196,480

Supplemental Information:

Depreciation and amortization from continuing operations							$261,818	$(85,868)	$175,950

Stock compensation expense from continuing operations, excluding acceleration charges									$15,683
Stock acceleration charges									603

Total stock compensation expense from continuing operations									$16,286

*	Amounts may not sum due to rounding.
See accompanying notes.

Notes to Unaudited — Supplemental GAAP to Non-GAAP Reconciliation for the Three and Nine-Month Periods ended September 30, 2008
The adjustments are as follows:
(1)	This column represents charges for restructuring and integration costs relating to merger and acquisition activities.

(2)	This column represents corporate costs attributable to LPS as previously reported in our investor package furnished on form 8-K on May 28, 2008. These amounts are not allocable to discontinued operations under U.S. Generally Accepted Accounting Principles.

(3)	This column represents incremental transaction costs incurred by the Company directly related to the LPS spin-off.

(4)	This column represents purchase price amortization expense on intangibles assets acquired through various Company acquisitions.

(5)	This column represents a gain on sale of investment in Covansys to a third party recorded in the second and third quarters of 2007.

(6)	This column represents the allocation of interest expense for the periods presented, as if the debt retired in conjunction with the LPS spin-off had occurred on January 1, 2007, as previously reported in our investor package furnished on form 8-K on May 28, 2008

(7)	This column represents debt restructuring charges recorded in the first quarter of 2007, to write-off capitalized unamortized debt issuance costs.